SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-FIBREBOARD CORP.

          GABELLI FOUNDATION
                                 6/27/97           10,000-           55.0000
          GIL II, LTD.
                                 6/27/97           13,000-           55.0000
          GABELLI FUNDS, INC.
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 6/27/97           35,000-           55.0000
               THE GABELLI EQUITY TRUST,INC.
                                 6/27/97           15,000-           55.0000
               THE GABELLI EQUITY INCOME FUND
                                 6/27/97           20,000-           55.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 6/27/97           50,000-           55.0000
               THE GABELLI CAPITAL ASSET FUND
                                 6/27/97           10,000-           55.0000
               THE GABELLI ABC FUND
                                 6/27/97           40,000-           55.0000
          GAMCO INVESTORS, INC.
                                 6/27/97          388,600-           55.0000
                                 6/23/97              500-           54.6563
                                 6/23/97            7,000-           54.7500
                                 6/23/97              500            54.6563
                                 6/20/97            1,000-           54.8125
          GABELLI ASSOCIATES LTD
                                 6/27/97           20,000-           55.0000
          GABELLI ASSOCIATES FUND
                                 6/27/97          161,200-           55.0000







(1) THE TRANSACTIONS ON 6/27/97 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM (5) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE AMERICAN
    STOCK EXCHANGE.


(2) PRICE EXCLUDES COMMISSION.


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